UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Employee Voting for the 2015 Annual Meeting of Stockholders

Chevron’s Annual Meeting of Stockholders will be held at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California, on Wednesday, May 27, 2015.

Around Thursday, April 16, Chevron employees who hold Chevron common stock through an employee stock or retirement benefit plan and who have a company-issued email address will be sent an email with instructions for voting their shares online and viewing the Notice of the 2015 Annual Meeting, the 2015 Proxy Statement and the 2014 Annual Report. Chevron employees who participate in an employee stock or retirement benefit plan, but do not receive an email will receive the information through the mail. Time of delivery will vary based on geographic location.

The Proxy Statement and Annual Report are also now available electronically on www.chevron.com/investors/corporategovernance and can be accessed, viewed, and printed at your convenience. The Proxy Statement includes important information on matters that will be voted on at the meeting. You will be voting to elect members of the company’s Board of Directors; to ratify the appointment of PwC as the Company’s independent registered public accounting firm; to approve, on an advisory basis, the compensation of Chevron’s named executive officers; and on ten stockholder proposals.

Electronic delivery of the proxy materials saves natural resources, in addition to saving the company printing and delivery costs. However, if you wish to receive a paper copy of the Proxy Statement or Annual Report, you may submit a request indicating the item(s) you wish to receive, along with your name and intercompany mailing address, to corpgov@chevron.com.

Voting Convenience

Employee stockholders will have the ease of voting their proxies online or through a telephone voting service. Please vote. Your vote is important.

Voting Is Confidential

All voting tabulations and results are handled by an independent third party. Chevron does not have access to individual votes, and the process is completely confidential.

Voting Deadline

Once you have received the proxy voting email or proxy materials, you may vote. You must vote your shares held in an employee stock or retirement benefit plan no later than 11:59 p.m. EDT on Thursday, May 21 or other such date and time as determined by the plan fiduciary or trustee.

Voting Recommendations

Chevron’s Board of Directors recommends that you vote as follows:

✓ FOR: Election of the Director nominees

✓ FOR: Ratification of appointment of PwC as independent registered public accounting firm

✓ FOR: Advisory vote to approve named executive officer compensation

X AGAINST: Stockholder proposal to disclose charitable contributions of $5,000 or more

X AGAINST: Stockholder proposal regarding report on lobbying

X AGAINST: Stockholder proposal to cease using corporate funds for political purposes

X AGAINST: Stockholder proposal to adopt dividend policy

X AGAINST: Stockholder proposal to adopt targets to reduce GHG emissions

X AGAINST: Stockholder proposal regarding report on shale energy operations

X AGAINST: Stockholder proposal to adopt proxy access bylaw

X AGAINST: Stockholder proposal to adopt policy for an independent chairman

X AGAINST: Stockholder proposal to recommend an independent director with environmental expertise

X AGAINST: Stockholder proposal to set special meetings threshold at 10%

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting of Stockholders.

Employee Stockholder Q&A

What happens if I do not receive the proxy voting email?

Any employee stockholder who does not receive the proxy voting email around April 16 will receive the information through the mail. Time of delivery will vary based on geographic location.

What documents will be delivered electronically?

The company will electronically send you a link to the 2014 Annual Report, Notice of the 2015 Annual Meeting and 2015 Proxy Statement, and the proxy ballot.

How do I vote my proxy electronically?

When you are sent the proxy voting email, you will also be given the information you’ll need to vote your proxy ballot online or by telephone. Please remember that you will need your pre-assigned personal identification number (PIN) to access the online system. Your pre-assigned PIN will be the last four digits of your social security number, unless you previously changed it.

What if I would like to receive paper copies of the documents instead of receiving proxy materials electronically?

If you are an employee participating in a company stock or retirement benefit plan and do not want to receive the proxy voting email in the future and would instead like to receive paper copies of the proxy materials on an ongoing basis, please notify the Corporate Governance department at corpgov@chevron.com.